EXHIBIT - 3 i



                  Filed with the Maryland State Department of Assessments and Taxation on January 29, 1997

                                                Joseph V. Stewart
                                                ____________________________
                                                Charter Specialist





                           ARTICLES OF INCORPORATION

                                      OF

                               BULLFINCH FUND, INC.


       FIRST:    The undersigned, Evelyn Wright, whose post office address is
1013 Centre Road, Wilmington DE 19805, being at least eighteen years of age, does hereby form a corporation under the General Laws of Maryland.

       SECOND:   The name of the corporation (which is hereinafter called the
Corporation) is:  BULLFINCH FUND, INC.

       THIRD:    The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland.

       FOURTH:   The post office address of the principal office of the
Corporation in Maryland is, 11 East Chase Street, Baltimore, MD 21202. The name of the resident agent is CSC-Lawyers Incorporating Service Company at the same address. Said resident agent is a citizen of Maryland and actually resides therein.

       FIFTH:    The total number of shares of stock which the Corporation has authority to issue is:

Ten million shares of Common Stock with a par value or one cent.









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       SIXTH:    The number of directors of the Corporation shall be Five which number may be increased or decreased pursuant to the by-laws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the directors who shall act until there successors are duly chosen and qualified are:

                              Christopher Carosa
                              Gordon R. Stanton
                              Michael J. Morris
                              Thomas Midney
                              William E. J. Martin

       SEVENTH:   The duration of the Corporation shall be perpetual.

       IN WITNESS WHEREOF, I have signed these Articles of Incorporation on January 28, 1997, and severally acknowledged the same to be my act.


/s/ Evelyn Wright

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